UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-5000

BankAtlantic Bancorp, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2012, BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) (the “Company”) completed its previously announced sale to BB&T Corporation (“BB&T”) of all of the issued and outstanding shares of capital stock of BankAtlantic,  the Company’s former wholly-owned banking subsidiary. The stock sale and related transactions described herein (collectively, the “Transaction”) were effected pursuant to the Stock Purchase Agreement, dated November 1, 2011, between the Company and BB&T,  as amended on March 13, 2012  (the “Agreement”).

Under the terms of the Agreement, prior to the closing of the Transaction, BankAtlantic contributed to a newly formed limited liability company subsidiary, Florida Asset Resolution Group, LLC (“FAR”), certain performing and non-performing loans, tax certificates and real estate owned that had an aggregate carrying value on BankAtlantic’s balance sheet of approximately $358 million as of June 30, 2012.  FAR assumed all liabilities related to these assets.  BankAtlantic also contributed approximately $37 million in cash to FAR and thereafter distributed all of the membership interests in FAR to the Company.  At the closing of the Transaction, the Company transferred to BB&T 95% of the outstanding preferred membership interests in FAR in connection with BB&T’s assumption of the Company’s outstanding trust preferred securities (“TruPS”) obligations, as described in further detail below.  The Company continues to hold the remaining 5% of FAR’s preferred membership interests. Under the terms of the Amended and Restated Limited Liability Company of FAR which was entered into by the Company and BB&T at the closing, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, BB&T will hold its 95% preferred interest in the net cash flows of FAR until such time as it has recovered $285 million in preference amount plus a priority return of LIBOR + 200 basis points per annum on any unpaid preference amount. At that time, BB&T’s interest in FAR will terminate, and the Company will thereafter be entitled to any and all residual proceeds from FAR.  It is expected that the assets (other than cash) contributed to FAR will be monetized over a period of seven years, or longer provided BB&T’s preference amount is repaid within such seven-year period. The Company entered into an incremental $35 million guarantee in BB&T’s favor to further assure BB&T’s recovery of the $285 million preference amount within seven years. A copy of such guarantee is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Prior to the closing of the Transaction, BankAtlantic also contributed to a separate newly formed limited liability company subsidiary, BBX Capital Asset Management, LLC (“CAM”), non-performing commercial loans, commercial real estate owned and previously written off assets that had an aggregate carrying value on BankAtlantic’s balance sheet of $126 million as of June  30, 2012.  CAM assumed all liabilities related to these assets.  BankAtlantic also contributed approximately $81 million in cash to CAM.  Prior to the closing of the Transaction, BankAtlantic distributed all of the membership interests in CAM to the Company.

As previously disclosed, the cash consideration exchanged by the parties at the closing of the Transaction in connection with the sale of BankAtlantic’s stock was based on the deposit premium and the net asset value of BankAtlantic, in each case as calculated pursuant to the terms of the Agreement, including, with respect to the net asset value of BankAtlantic, after giving effect to the asset contributions and membership interest distributions by BankAtlantic described above.  Based on financial information as of June 30, 2012 and the preliminary calculations of the deposit premium (which was estimated to be $315.9 million) and the net asset value of BankAtlantic, the Company received from BB&T a cash payment related to the sale of BankAtlantic’s stock (which excludes the TruPS-related payments described below) of approximately $6.4 million. However, the deposit premium and net asset value of BankAtlantic as well as the resulting cash payment made to the Company are all estimates based on available financial information as of June 30, 2012. Under the terms of the Agreement, these amounts are subject to adjustment post-closing as all relevant financial information is reviewed and approved by the parties, and the cash payment made to the Company may be less than the amount indicated above or the Company may be required to make a net cash payment to BB&T. The Company expects to recognize a $307 million gain in connection with the Transaction, subject to adjustment based on the final balance sheet reconciliation procedures described in the preceding sentence.

Under the terms of the Agreement, at the closing of the Transaction, BB&T assumed the obligations with respect to the Company’s approximately $285 million in principal amount of outstanding TruPS, and the Company paid BB&T approximately $51.3 million, representing all accrued and unpaid interest on the TruPS through closing.  The Company also paid approximately $2.3 million for certain legal fees and expenses incurred by trustees with respect to the previously disclosed litigation relating to the Transaction brought by certain trustees and holders of the TruPS.

As previously described, pursuant to the terms of the Agreement, the Company was required to change its name, and each of its subsidiaries’ names, so that they no longer contain the name “BankAtlantic.” In connection with the closing of the Transaction,  on July 31, 2012, the Company filed an amendment to its Restated Articles of Incorporation to change its name from “BankAtlantic Bancorp, Inc.” to “BBX Capital Corporation.” The Company’s Class A Common Stock will continue to trade under its current ticker symbol, “BBX.”

The Transaction and other actions relating thereto, including the name change, were approved by the Company’s Board of Directors and shareholders.  As described in the Definitive Information Statement on Schedule 14C mailed to the Company’s shareholders on or about April 13, 2012 and as permitted by Florida law, shareholder approval was effected by the written consent of BFC Financial Corporation (“BFC”) without a shareholder meeting with respect to the 8,133,353 shares of the Company’s Class A Common Stock and 195,045 shares of the Company’s Class B Common Stock owned by BFC.  These shares represented in the aggregate 75% of the total voting power of the Company’s common stock.

A copy of the Company’s press release announcing the completion of the Transaction and the name change to “BBX Capital Corporation” is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            Upon closing of the Transaction, Valerie C. Toalson, the Company’s Chief Financial Officer and principal accounting officer,  and Lloyd B. DeVaux, the Company’s Chief Operating Officer, became employees of BB&T, and their respective positions with the Company terminated. It is expected that Ms. Toalson and Mr. DeVaux will serve as employees of BB&T for at least a transition period to assist with post-closing and conversion-related activities.

            It is anticipated that John K. Grelle will be appointed as the Company’s Chief Financial Officer and principal accounting officer at a meeting of the Company’s Board of Directors scheduled for August 7, 2012.  The Company’s Board of Directors remains unchanged post-closing, and includes, in addition to the six other continuing directors, Alan B. Levan, the Company’s Chairman and Chief Executive Officer, John E. Abdo, the Company’s Vice Chairman, and Jarett S. Levan, the Company’s President.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements have been prepared from the historical financial statements of the Company and are intended to reflect the impact on the Company of the Transaction.  The unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2012 was prepared as if the Transaction was consummated on March 31, 2012. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 and 2011 were prepared as if the Transaction was consummated on January 1, 2011 and reflects the reclassification of the results of operations of BankAtlantic’s Community Banking, Tax Certificates, Investments and Capital Services components into discontinued operations (other than with respect to assets included within those components which were contributed to FAR and are presented as continuing operations). The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 and 2011 also reflect the elimination of the assets related to BankAtlantic’s Commercial Lending component which were transferred to BB&T as if the transfer occurred on January 1, 2011. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010 and 2009 reflect solely the reclassification of the results of operations of BankAtlantic’s Community Banking, Tax Certificates, Investments and Capital Services components into discontinued operations in their entirety, including the results of operations of the assets within those components which were contributed to FAR. They do not reflect the elimination of the results of operations of the assets related to BankAtlantic’s Commercial Lending component which were transferred to BB&T.

The unaudited pro forma condensed consolidated financial statements do not purport to present the financial position or results of operations of the Company had the Transaction occurred on the dates assumed, nor are they necessarily indicative of the results of operations that the Company may achieve in the future. In addition, the deposit premium and net asset value of BankAtlantic as well as the resulting cash payment made to the Company are all estimates based on available financial information as of June  30, 2012. Under the terms of the Agreement, these amounts are subject to adjustment post-closing as all relevant financial information is reviewed and approved by the parties, and the cash payment made to the Company may be less than the amounts set forth herein or the Company may be required to make a net cash payment to BB&T.  In addition, the gain expected to be recognized by the Company in connection with the Transaction is subject to adjustment based on the final balance sheet reconciliation procedures described in the preceding sentence.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 30, 2012, and Quarterly Report on Form 10-Q for the three months ended March 31, 2012, filed with the Securities and Exchange Commission on May 15, 2012.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
As of March 31, 2012

	Historical					Pro Forma
	Company		CAM and			Company
	March 31,	Historical	FAR net	Pro forma		March 31,
(In thousands, except share data)	2012	BankAtlantic (1)	Assets (2)	Adjustments		2012
ASSETS
Cash and due from banks	$102,611	(102,547)	79,029	(39,874)	(3)	39,219
Interest bearing deposits in other banks	1,006,533	(1,006,459)	-	-		74
Securities available for sale	40,552	(40,526)	-	-		26
Tax certificates, net of allowance	36,001	(36,001)	6,120	-		6,120
Federal Home Loan Bank ("FHLB") stock	18,308	(18,308)	-	-		-
Loans held for sale	64,020	(60,317)	59,089	-		62,792
Loans receivable, net of allowance for loan losses	2,297,163	(2,294,674)	383,327	-		385,816
Accrued interest receivable	16,658	(16,658)	3,844	-		3,844
Real estate held for sale	3,210	(3,210)	-	-		-
Real estate owned	84,805	(74,939)	74,939	-		84,805
Investments in unconsolidated companies	10,226	-	-	(10,226)	(4)	-
Office properties and equipment, net	136,468	(136,468)	3,263	-		3,263
Goodwill	13,081	(13,081)	-	-		-
Prepaid FDIC deposit insurance assessment	10,738	(10,738)	-	-		-
Other assets	6,502	(7,227)	615	1,160	(7)	1,050
Total assets	$3,846,876	(3,821,153)	610,226	(48,940)		587,009
LIABILITIES AND (DEFICIT) EQUITY
Liabilities:
Deposits
Interest bearing deposits	$2,537,527	(2,537,527)	-	-		-
Non-interest bearing deposits	919,933	(924,576)	-	4,643	(3)	-
Total deposits	3,457,460	(3,462,103)	-	4,643		-
Subordinated debentures	22,000	(22,000)	-	-		-
Junior subordinated debentures	341,082	-	-	(341,082)	(5)	-
BB&T preferred interest in FAR, LLC	-	-	-	285,375	(6)	285,375
Other liabilities	57,896	(51,040)	14,281	1,160	(7)	22,297
Total liabilities	3,878,438	(3,535,143)	14,281	(49,904)		307,672
Total (deficit) equity	(31,562)	(286,010)	595,945	964	(3)	279,337
Total liabilities and (deficit) equity	$3,846,876	(3,821,153)	610,226	(48,940)		587,009

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition as of March 31, 2012

(1)  Reflects the unaudited statement of financial condition of BankAtlantic as of March 31, 2012, based on information included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012.

(2)  Reflects the book value, as recorded on BankAtlantic’s statement of financial condition as of March 31, 2012, of the assets and liabilities contributed to, or assumed by, FAR and CAM.  The cash amount of $79 million represents sales proceeds or principal payments from September 30, 2011 through March 31, 2012 with respect to the assets designated to be contributed to FAR and CAM.  It is currently estimated that the Transaction will result in a gain of approximately $307 million net of transaction costs, which amount is included in equity.

(3)  Reflects the amount of cash held at BankAtlantic by the Company of approximately $4.6 million and estimated cash consideration of $6.0 million paid by BB&T to the Company based on balances as of March 31, 2012 offset by approximately $5.0 million of estimated Transaction costs and $45.5 million of accrued and unpaid interest related to the Company’s TruPS as of March 31, 2012.  At the closing, the Company received cash consideration from BB&T of $6.4 million and paid approximately $51.3 million to BB&T in satisfaction of the Company’s obligation under the Agreement with respect to the payment of all accrued and unpaid interest on the TruPS through the Closing.

(4)  Represents the common securities of the trusts which issued the TruPS and were transferred to BB&T at the closing of the Transaction in connection with BB&T’s assumption of the Company’s obligations with respect to the $285.4 million in principal amount of the TruPS.

(5)    Reflects the $285.4 million liability related to the assumption by BB&T of the aggregate principal amount of the TruPS, which for purposes hereof has been assumed to approximate fair value, $45.5 million of accrued and unpaid interest on the TruPS at March 31, 2012, and $10.2 million of the common securities described in note 4 above.   The Company also paid approximately $2.3 million with respect to TruPS related litigation fees and expenses incurred by certain trustees, of which $1.5 million had been accrued as of March 31, 2012, and the balance of such payment is not reflected in the unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2012.

(6)  Represents the $285.4 million TruPS liability described in note 5 above.

(7)  Intercompany receivables and payables between BankAtlantic and the Company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

		Discontinued
		Operations
	Company	Pro forma	Company
	Historical	Adjustments (1)	Pro forma
(In thousands, except share and per share data)
Total interest income	$223,593	(168,480)	55,113
Total interest expense	75,231	(59,659)	15,572
Net interest income	148,362	(108,821)	39,541
Provision for loan losses	232,658	(101,477)	131,181
Net interest income after
provision for loan losses	(84,296)	(7,344)	(91,640)
Non-interest income:
Service charges on deposits	75,739	(75,739)	-
Other service charges and fees	29,542	(29,542)	-
Other	24,540	(23,497)	1,043
Total non-interest income	129,821	(128,778)	1,043
Non-interest expense:
Employee compensation and benefits	108,245	(70,035)	38,210
Occupancy and equipment	58,576	(43,533)	15,043
Other	99,943	(67,578)	32,365
Total non-interest expense	266,764	(181,146)	85,618
Loss from continuing operations
before income taxes	(221,239)	45,024	(176,215)
Provision for income taxes	(31,719)	-	(31,719)
Loss from continuing operations	$(189,520)	45,024	(144,496)
Basic and diluted loss per share	$(39.95)		(30.46)
Basic and Diluted weighted average
number of common and common
equivalent shares outstanding	4,743,545		4,743,545

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010

		Discontinued
		Operations
	Company	Pro forma	Company
(In thousands, except share and per share data)	Historical	Adjustments (1)	Pro forma
Total interest income	$176,308	(127,277)	49,031
Total interest expense	39,546	(24,669)	14,877
Net interest income	136,762	(102,608)	34,154
Provision for loan losses	144,361	(52,906)	91,455
Net interest income after
provision for loan losses	(7,599)	(49,702)	(57,301)
Non-interest income:
Service charges on deposits	59,844	(59,844)	-
Other service charges and fees	30,140	(30,140)	-
Other	17,029	(15,730)	1,299
Total non-interest income	107,013	(105,714)	1,299
Non-interest expense:
Employee compensation and benefits	93,950	(65,344)	28,606
Occupancy and equipment	53,589	(42,073)	11,516
Other	96,759	(59,499)	37,260
Total non-interest expense	244,298	(166,916)	77,382
Loss from continuing operations
before income taxes	(144,884)	11,500	(133,384)
Provision for income taxes	(2,134)	-	(2,134)
Loss from continuing operations	(142,750)	11,500	(131,250)
Less: net income attributable to
non-controlling interest	(931)	-	(931)
Net loss attributable to BankAtlantic
Bancorp, Inc.	$(143,681)	11,500	(132,181)
Basic and diluted loss per share	$(12.87)		(11.84)
Basic and Diluted weighted average
number of common and common
equivalent shares outstanding	11,166,951		11,166,951

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Years Ended December 31, 2010 and 2009.

(1)  Reflects adjustments representing the reclassification of operations for the years ended December 31, 2010 and 2009 of BankAtlantic’s Community Banking, Investments, Tax Certificates and Capital Services components into discontinued operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011

		Discontinued	Transfer of
		Operations	Assets
	Company	Pro forma	Pro forma	Company
(In thousands, except share and per share data)	Historical	Adjustments (1)	Adjustments (2)	Pro forma
Total interest income	$141,328	(100,282)	(25,379)	15,667
Total interest expense	31,259	(15,687)	(8,999)	6,573
Net interest income	110,069	(84,595)	(16,380)	9,094
Provision for loan losses	71,638	(33,764)	(4,614)	33,260
Net interest income after
provision for loan losses	38,431	(50,831)	(11,766)	(24,166)
Non-interest income:
Service charges on deposits	42,608	(42,608)	-	-
Other service charges and fees	26,404	(26,404)	-	-
Other	58,144	(57,546)	-	598
Total non-interest income	127,156	(126,558)	-	598
Non-interest expense:
Employee compensation and benefits	73,047	(50,608)	-	22,439
Occupancy and equipment	44,152	(33,660)	-	10,492
Other	77,427	(43,144)	709	34,992
Total non-interest expense	194,626	(127,412)	709	67,923
Loss from continuing operations
before income taxes	(29,039)	(49,977)	(12,475)	(91,491)
Provision for income taxes	(298)	-		(298)
Loss from continuing operations	(28,741)	(49,977)	(12,475)	(91,193)
Less: net income attributable to
non-controlling interest	(336)	-	336	-
Net loss attributable to BankAtlantic	-
Bancorp, Inc.	$(29,077)	(49,977)	(12,139)	(91,193)
Basic and diluted loss per share	$(2.04)			(6.41)
Basic and Diluted weighted average
number of common and common
equivalent shares outstanding	14,227,370			14,227,370

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011.

(1) Amounts represent adjustments relating to the reclassification of BankAtlantic’s Community Banking, Investments, Tax Certificates and Capital Services components into discontinued operations.

(2)  Amounts represent the results of operations of assets included within the discontinued operation components which were contributed to FAR and are presented as continuing operations and the elimination of the results of operations related to the transfer to BB&T of certain earning assets from BankAtlantic’s Commercial Lending component, which is reported as a continuing operation.

.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the three Months Ended March 31, 2011

		Transfer of
		Assets
	Company	Pro forma	Company
(In thousands, except share and per share data)	Historical	Adjustments (1)	Pro forma
Total interest income	$11,838	(7,297)	4,541
Total interest expense	3,784	(2,143)	1,641
Net interest income	8,054	(5,154)	2,900
Provision for loan losses	6,827	6,498	13,325
Net interest income after		-
provision for loan losses	1,227	(11,652)	(10,425)
Non-interest income:
Service charges on deposits	-	-	-
Other service charges and fees	-	-	-
Other	295	-	295
Total non-interest income	295	-	295
Non-interest expense:
Employee compensation and benefits	5,523	-	5,523
Occupancy and equipment	3,044	-	3,044
Other	7,155	455	7,610
Total non-interest expense	15,722	455	16,177
Loss from continuing operations
before income taxes	(14,200)	(12,107)	(26,307)
Provision for income taxes	1	-	1
Loss from continuing operations	(14,201)	(12,107)	(26,308)
Less: net income attributable to		-
non-controlling interest	(295)	295	-
Net loss attributable to BankAtlantic		-
Bancorp, Inc.	$(14,496)	(11,812)	(26,308)
Basic and diluted loss per share	$(1.16)		(2.10)
Basic and Diluted weighted average
number of common and common
equivalent shares outstanding	12,544,809		12,544,809

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the three Months Ended March 31, 2012

		Transfer of
		Assets
	Company	Pro forma	Company
(In thousands, except share and per share data)	Historical	Adjustments (1)	Pro forma
Total interest income	$8,335	(5,220)	3,115
Total interest expense	4,167	(2,328)	1,839
Net interest income	4,168	(2,892)	1,276
Provision for loan losses	(765)	(694)	(1,459)
Net interest income after
provision for loan losses	4,933	(2,198)	2,735
Non-interest income:
Service charges on deposits	-	-	-
Other service charges and fees	-	-	-
Other	207	-	207
Total non-interest income	207	-	207
Non-interest expense:
Employee compensation and benefits	5,259	-	5,259
Occupancy and equipment	2,168	-	2,168
Other	10,884	(430)	10,454
Total non-interest expense	18,311	(430)	17,881
Loss from continuing operations
before income taxes	(13,171)	(1,768)	(14,939)
Provision for income taxes	1	-	1
Loss from continuing operations	(13,172)	(1,768)	(14,940)
Less: net income attributable to		-
non-controlling interest	-	-	-
Net loss attributable to BankAtlantic
Bancorp, Inc.	$(13,172)	(1,768)	(14,940)
Basic and diluted loss per share	$(0.84)		(0.95)
Basic and Diluted weighted average
number of common and common
equivalent shares outstanding	15,659,257		15,659,257

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2011 and 2012.

(1)  Amounts represent the results of operations of assets included within the discontinued operation components which were contributed to FAR and are presented as continuing operations and the elimination of the results of operations related to the transfer to BB&T of certain earning assets from BankAtlantic’s Commercial Lending component, which is reported as a continuing operation.

(d) Exhibits.

Exhibit 10.1	Guarantee in Favor of BB&T Corporation, dated July 31, 2012

Exhibit 10.2	Amended and Restated Limited Liability Company Agreement of Florida Asset Resolution Group, LLC

Exhibit 99.1  Press Release dated August 1, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2012                                                             BANKATLANTIC BANCORP, INC.

By:  /s/ Alan B. Levan

           Alan B. Levan

                                                                                                              Chairman and Chief Executive Officer